UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2006

CVS CORPORATION
(Exact Name of Registrant as Specified in Charter)
Delaware
(State or Other Jurisdiction of Incorporation)
001-01011		05-0494040
(Commission File Number)		(IRS Employer Identification No.)
One CVS Drive Woonsocket, Rhode Island		02895
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (401) 765-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Asset.

On June 2, 2006, CVS Corporation (“CVS”) and its wholly owned subsidiary, CVS Pharmacy, Inc. (“CVS Pharmacy”), completed the acquisition of, approximately 700 standalone drugstores and a distribution center in La Habra, California (collectively the “Standalone Drug Business”) from Albertson’s, Inc. (“Albertson’s”). The Standalone Drug Business includes retail drugstores located primarily in southern California, Illinois, Arizona, Indiana, Nevada, Missouri, Wisconsin and Kansas.

CVS’ acquisition of the Standalone Drug Business is structured as an asset purchase, with a purchase price under the Asset Purchase Agreement of $3.93 billion. CVS obtained funding for the acquisition through a combination of proceeds from its Bridge Facility and the issuance of commercial paper. CVS expects to repay a portion of the commercial paper borrowing with longer term financing during the third quarter of 2006. In addition, CVS expects to monetize all or a substantial portion of the owned real estate interests relating to the acquired drugstores for up to $1.0 billion in a sale lease-back transaction.

Item 9.01 Financial Statements and Exhibits.

The Company has not included in this Current Report on Form 8-K the financial statements of the acquired business and pro forma financial information provided for in Item 9.01 of Form 8-K. If required, the Company will file such financial statements and pro forma information as an amendment to this Form 8-K no later than 75 days following June 2, 2006.

(d)	Exhibits

10.1	Asset Purchase Agreement dated as of January 22, 2006 among CVS, CVS Pharmacy, Albertson’s, SUPERVALU, INC., New Aloha Corporation, and the Sellers listed on Annex A thereto (incorporated by reference to Exhibit 10.1 to CVS Corporation’s Current Report on Form 8-K dated January 22, 2006).

10.2	Amendment dated as of June 2, 2006 to the Asset Purchase Agreement dated as of January 22, 2006 among CVS, CVS Pharmacy, Albertson’s, SUPERVALU, INC., New Aloha Corporation, and the Sellers listed on Annex A thereto.

10.3	364-day Credit Agreement dated as of May 12, 2006 by and among the Registrant, the lenders party thereto, Bank of America, N.A. and Wachovia Bank, National Association, as Co-Syndication Agents, and The Bank of New York, as Administrative Agent.

10.4	Five Year Credit Agreement dated as of May 12, 2006 by and among the Registrant, the lenders party thereto, Bank of America, N.A., Lehman Brothers Inc. and Wachovia Bank, National Association, as Co-Syndication Agents, Keybank National Association, as Documentation Agent, and The Bank of New York, as Administrative Agent.

10.5	Bridge Credit Agreement dated as of May 24, 2006 by and among the Registrant, the lenders party thereto and Lehman Commercial Paper Inc., as Administrative Agent.

99.1	Press Release Dated June 2, 2006 of CVS Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVS CORPORATION

By:  /s/    David B. Rickard

        David B. Rickard

        Executive Vice President,

        Chief Financial Officer and

        Chief Administrative Officer

Dated:  June 2, 2006